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                                                                 Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 1999 relating to the financial statements and financial statement schedules of Intraware, Inc., which appears in Intraware Inc.'s Annual Report on Form 10-K for the year ended February 28, 1999.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California
December 27, 1999